EXHIBIT 3(vii)

                                AGREEMENT OF SALE


AGREEMENT OF SALE, made as Aug 6 1999, between Ray May, having an address at 738 McCann Road, Savcrna Park, MD 21146, ("Seller"), and Eurotelecom Communications, Inc., a Delaware corporation, having an address at Mexborough Business Centre, College Road, Mexborough, South Yorkshire England, S64 9P, ("Purchaser").

WHEREAS, Purchaser desires to acquire, and Seller desires to sell, the shares or stock of RTC, Inc., upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO SELL

Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, all of shares of the capital stock of RTC, Inc., a corporation organized under the laws of Maryland (the "Corporation"), said 1,000 shares constituting all of the authorized and issued shares of the Corporation (the "Shares").

2. THE ASSETS OF THE CORPORATION

It is the understanding of the parties that the Corporation is the owner of the following assets (the "Assets"):

a) the inventory of merchandise, parts and supplies of the business (the "Merchandise");

b)       the equipment described in Exhibit A-1 hereto (the "Equipment");

c)       the vehicles described in Exhibit A-2 hereto (the "Vehicles");

d) the furniture, fixtures and improvements described in Exhibit A-3 hereto (the "Improvements");

e)       the leases described in exhibit A-4 hereto (the "Leases");

f) the accounts receivable of the business outstanding on the closing date (the "Accounts Receivable");

g)       the copyrights described in Exhibit A-5 hereto (the "Copyrights");

h)       the patents and rights described in Exhibit A-6 hereto (the "Patents");



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i)       the contracts and agreement described in Exhibit A-7 hereto (the
         "Contracts");

j)       the books and records of the business;

k) all right, title and interest of Seller in the name RTC, Inc. and any variants thereof (the "Name"); and

l)       the goodwill of the business (the "Goodwill")


3. PURCHASE PRICE

Purchase price to be paid by Purchaser is 250,000 shares of common stock or the Purchaser payable at the closing.

4. THE CLOSING.

The "closing" means the settlement of the obligations of Seller and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article I hereof and the delivery of the closing documents provided for in Article I hereof. The closing shall be held at the offices of Kenneth B. Falk, 843 Rahway Avenue, Woodbridge, NJ 07095, or at such other time and place as maybe determined by the parties at 10A.M. on or about August 18 1999 (the "closing date")

5. CLOSING DOCUMENT

At the closing Seller shall execute and deliver to Purchaser;

(a) the certificate or certificates for the Shares, duly endorsed so as to effectively transfer ownership of the Shares to Purchaser, together with all appropriate Federal and State transfer tax stamps affixed

(b) letters of resignation from each director and officer of the Corporation, effective as of the closing hereunder

(c) the Certificate of Incorporation or other organizational documents of the Corporation, and the Bylaws. minute book, stock certificate book, and seal of the Corporation; the Leases; any bills, vouchers, records showing the ownership of the furniture, furnishings, equipment, other property used in the operation of' the Corporation; and all other books of account, records and contracts of the Corporation

(d) such other instruments as may be necessary or proper to transfer to Purchaser all other ownership interests in the Corporation to be transferred under this agreement

Sellor shall advise Purchaser of, and cause to be delivered to Purchaser, all trade secrets and proprietary information pertaining to the business.



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6. CREDITORS

Seller represents, to the best of sellers knowledge and belief, that the Schedule of Creditors, annexed hereto as Exhibit B, sets forth the names and business addresses of all of the creditors of the Corporation, as of the date shown thereon, and the amounts owed to each of the creditors, and also the names and business addresses of all persons who are known to Seller to assert claims against the Corporation even though such claims are disputed and the amounts of such disputed claims.

7. REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to

Purchaser as follows:

a) Seller has full power and authority to carry out and perform his undertakings and obligations as provided herein.

b) No action, approval, consent or authorization of any governmental authority is necessary for Seller to consummate the transactions contemplated hereby.

c) The Corporation is a corporation duly organized in 1990 under the laws of the State of Maryland, and the Corporation is validly existing and has not been dissolved,

d) Seller is the owner of the Shares, and the Shares are all of the issued and outstanding shares of stock of the Corporation. All of the Shares have no par value, are fully paid and non-assessable, have not been assigned, pledged or hypothecated, and are free of all liens, claims and encumbrances.

e) The Corporation is the owner of all of the Assets enumerated in Article 2 hereof, free of all liens, claims and encumbrances, except as may be set forth herein.

f) There are no violations of any law or governmental rule or regulation pending against Seller, the Shares or the Corporation.

g) The Corporation Schedule of Creditor set forth in Exhibit B is true and complete in all material respects.

h) There are no judgments, liens, suits, actions ot proceedings pending against Seller, the Shares or the Corporation.

i) The Corporation has not entered into, and is not subject to, any: (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business; or (iv) similar contract or agreement affecting or relating to the Corporation,

j) The Leases are in full force and effect and without any default by the Corporation thereunder. All copies of the Leases provided by Seller to Purchaser are true and complete copies of the original Leases.

k) The Contracts are in full force and effect and without any default by the Corporation thereunder. All copies of the Contracts provided by Seller to Purchaser arc true and complete copies of the original Contracts.



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l)  The Corporation has filed each tax return, including without limitation all income, excise, property, gain, sales, franchise and license tax returns, required to be filed by the Corporation prior to the date hereof. Each such return is true, complete and correct, and the Corporation has paid all taxes, assessments and charges of any governmental authority required to be paid by it and has created reserves or made provision for all taxes accrued but not yet payable. No government is now asserting, or to Seller's knowledge threatening to assert, any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to the Corporation.

m) The financial statements, balance sheets and other information pertaining to the Corporation set forth In Exhibit C hereto are true, correct and complete as of the dates and for the periods set forth therein; have been prepared in accordance with generally accepted accounting principles consistently applied; and fairly represent the financial position of the Corporation at such dates and for such periods. The Corporation had at said dates no liabilities or obligations of any kind, contingent or otherwise, not reflected in Exhibit C. Except as shown in Exhibit C, the Corporation owns outright each asset or item of property reflected therein, free of all liens, claims and encumbrances. Since said dates and periods, there has been no material adverse change in the financial condition, assets or liabilities of the Corporation.

8. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

a) Purchaser is a corporation duly organized and validly existing under the laws of Delaware, and is duty qualified to do business in New Jersey. Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Purchaser of this agreement and the consummation of the transactions contemplated herein have been duty authorized by the Board of Directors of Purchaser and will not conflict with or breach any provision of the Certificate of Incorporation or Bylaws of Purchaser.

b) No action, approval, consent or authorization of any governmental authority is necessary for Purchaser to consummate the transactions contemplated hereby.

9. NO OTHER REPRESENTATIONS

Purchaser acknowledges that neither Seller nor any representative or agent of Seller has made any representation or warranty (expressed or implied) regarding the Corporation, or any matter or thing affecting or relating to this agreement, except as specifically set forth in this agreement. Seller shall not be liable or bound in any manner by any oral or written statement, representation, warranty, agreement or information pertaining to the Corporation or this agreement furnished by any broker, agent or other person, unless specifically set forth in this agreement

10. CONDUCT OF THE BUSINESS

Seller, until the closing, shall:

a)  conduct the business in the normal, useful and regular manner;

b) use his best efforts to preserve the business and the goodwill of the customers and suppliers of the business and others having relations with Seller; and;



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c)  give Purchaser and its duly designated representatives reasonable access to the premises of the Corporation and the books and records of the Corporation, and furnish to Purchaser such data and information pertaining to the Corporation as Purchaser from time to time reasonably may request.

Unless and until the closing shall take place, Purchaser shall hold in confidence all information obtained in connection with this agreement, and, if for any reason the closing shall not take place, Purchaser shall return to Seller all documents received hereunder,


11. CONDITIONS TO CLOSING

The obligations of the parties to close hereunder are subject to the following conditions:

a) All of the terms, covenants and conditions to be complied with or performed by the either party under- this agreement on or before the closing shall have been complied with or performed in all material respects.

b) All representations or warranties of the other party herein are true in all material respects as of the closing date.

c) On the closing date, there shall be no liens or encumbrances against the Corporation, except as may be provided for herein.

If Purchaser shall be entitled to decline to close the transactions contemplated by this agreement, but Purchaser nevertheless shall elect to close, Purchaser shall be deemed to have waived all claims of any nature arising from the failure of Seller to comply with the conditions or other provisions of this agreement of which Purchaser shall have actual knowledge at the closing.

12. INDEMNIFICATION

Each party hereto shall indemnify and hold the other party harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, incurred or required to be paid by such other party by reason of any breach or failure of observance or performance of any representation, warranty or covenant or other provision alibis agreement by such party.

13. EMPLOYMENT DURING TRANSITION PERIOD

In order to provide for an orderly transfer of the operations of the business, Ray May shall continue to be employed by the Corporation for a period of 3 years following the closing for the compensation set forth in a separate employment agreement between the Corporation and Ray May, a copy of which is attached hereto as Exhibit D.

14. COVENANT NOT TO COMPETE

The Seller shall deliver an agreement by Ray May not to establish, open, be engaged in, nor in any manner whatsoever become interested, directly or indirectly, either as employee, owner, partner, agent, shareholder, director, officer, or otherwise, in any business, trade or occupation similar to the business sold hereunder, for a period of 5 years from the closing date, within the following area: Pennsylvania, Delaware, North and South Carolina, Maryland. Virginia, Washington, D.C.



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15. SECURITIES ACT.

A. The Seller represents that he understands that the Shares will be issued without registration under the Securities Act of 1933, as amended (the "Act") in reliance upon the private offering exemption contained under
    Section 4(2) and 3 (a) of the Act as promulgated by the Securities Exchange Commission, and that such reliance is based, in part, on the information herein supplied. For the foregoing reasons, and to induce the Purchaser to issue and deliver such Shares of Common Stock to the Seller, the Seller represents and warrants that the information stated in this section 16 is true, accurate and complete to the best of my knowledge and belief, and the Seller agrees to notify and supply corrective information to the Purchaser promptly, if, prior to the closing, any or such information becomes inaccurate or incomplete.

B. The Seller is aware that no federal or state agency has made any findings or determination as to the fairness for public or private investment, nor any recommendation or endorsement, of the Shares as an investment.

C.  The Seller is the sole party in interest as a purchaser of the Shares.

D. The Seller recognizes the speculative nature and risks of loss associated with the Purchaser and confirms that the Shares constitute an investment which is suitable and consistent with his investment program and that his financial position enables him to bear the risks of this investment.

E. The Seller is aware that there is no public market for the Shares and, that it will not be possible to readily liquidate his/her investment.

F. The Seller is acquiring the Shares for investment solely for his/her own account and not with a view to, or for resale in connection with, any distribution of such Shares of Common Stock within the meaning of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (the "Act"). The Seller is aware and agrees that a restrictive legend will be placed on the certificate for the shares setting forth this restriction on the sale of the Shares.

G. The Seller is aware and furthermore acknowledges being informed that the shares have not been registered under the Securities Act of 1933 ("Act") by reason of a specific exemption thereunder and that the Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available and they are disposed of pursuant to such exemption. In connection therewith, the Seller has been advised that no party has undertaken an obligation to the undersigned to cause the Shares to be registered or otherwise exempted under the Act.

H. The Seller further agrees that he will not resell any of the Shares purchased herein prior to one (1) year from the date of purchase, and thereafter only in compliance with the registration requirements of the Act or an available exemption therefrom.

I. The Seller represents and agrees tat he has had sufficient opportunity to make inquiries of the Purchaser respecting the Shares and the Purchaser, and that any information so requested has been made available to his satisfaction, and he has had the opportunity to verify such information. The undersigned further agrees and represent that he has knowledge and experience in business and financial matters, and with respect to investments generally and, in particular, investments generally comparable to the offering, so as to enable him to utilize such information to evaluate the risks of this investment and to make an informed investment decision.



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16. BROKERAGE

The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in Connection with this agreement or the transactions contemplated hereby, and no broker or any other person is entitled to receive any brokerage commission, finder's fee or similar compensation in connection with this agreement or the transactions contemplated hereby. Each of the parties shall indemnify and hold the other harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, pertaining to any broker, finder or other person with whom such party has dealt

17. ARBRITRATION

Any dispute or controversy arising between the parties hereto regarding any term, covenant or condition of this agreement or the breach thereof shall, upon written demand or any party hereto, be submitted to and determined by arbitration before the American Arbitration Association, in Somerset. New Jersey, by a panel of three arbitrators, in accordance with the rules of the Association then in effect. Any awarded rendered shall be made by means of a written opinion explaining the arbitrators' reasons for the award. The arbitrators may not amend or vary any provision of this agreement. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction, which court shall have the power to review such award for compliance with this agreement.

18. NOTICES

All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder.

19. SURVIVAL.

The representations, warranties and covenant contained herein shall survive the delivery of the Bill of Sale and shall continue in full force and effect after the closing, except to the extent waived in writing.

20. FURTHER ASSURANCES

In connection with the transactions contemplated by this agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this agreement.

21. ENTIRE AGREEMENT

This agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof. This agreement has been entered into after full investigation. All prior oral or written statements, representations, promises, understandings and agreements of Seller and Purchaser are merged into and superseded by this agreement, which alone fully and completely expresses their agreement.

22. CHANGES MUST BE IN WRITING

No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right, This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.



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23. CAPTIONS AND EXHIBITS

The captions in this agreement are for convenience only and are not to be considered in construing this agreement. The Exhibits annexed to this agreement are an integral part of this agreement, and where there is any reference to this agreement it shall be deemed to include said Exhibits.

24. GOVERNING LAW

This agreement shall be governed by and construed in accordance with the laws of the State of Maryland. If any provisions of this agreement shall be unenforceable or invalid, such unenforceable or invalidity shall not affect the remaining provisions of this agreement.

25. BINDING EFFECT

This agreement shall not be considered an offer or an acceptance of an offer by Seller, and shall not be binding upon Seller until executed and delivered by both Seller and Purchaser. Upon such execution and delivery, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date above written.



                                             /s/ Ray May
                                           -------------------------------------
                                                                         Ray May

                                            EUROTELECOM COMMUNICATIONS INC

                                       By:
                                           -------------------------------------
                                                                       President



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                                   EXHIBIT A-1
                                    EQUIPMENT



                                    Computers
                                      Dell
                                       HP
                                     Toshiba

                                    Fax Phone
                                       HP

                                     Printer
                                     Cannon

                                   Cell Phone
                                     Spirit




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                                   EXHIBIT A-2
                                    VEHICLES






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                                   EXHIBIT A-3
                                  IMPROVEMENTS






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                                   EXHIBIT A-4
                                   THE LEASES





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                                   EXHIBIT A-5
                                   COPYRIGHTS





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                                   EXHIBIT A-6
                                     PATENTS




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                                   EXHIBIT A-7
                                    CONTRACTS






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                                    EXHIBIT B
                              SCHEDULE OF CONTRACTS




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                                    EXHIBIT C
                     FINANCIAL STATEMENTS OF THE CORPORATION